Exhibit 99.1

Flywire Appoints Christine Katziff to its Board of Directors

Former Bank of America Chief Audit Executive brings more than three decades of financial services leadership, risk expertise, and a proven record of innovation to Flywire’s Board of Directors

BOSTON, MA — March 26, 2026 — Flywire Corporation (Flywire) (Nasdaq: FLYW), a global payments enablement and software company, today announced the appointment of Christine Katziff to its Board of Directors. In connection with her appointment, Ms. Katziff will also join the Audit Committee of the Board of Directors.

Ms. Katziff retired from Bank of America following a 38-year career in which she most recently served as Chief Audit Executive, leading a global team of professionals across audit and credit review. She reported directly to the chief executive officer and the audit committee of Bank of America’s board of directors for more than a decade, overseeing activities that assessed risk, cybersecurity, capital planning, business transformation, and compliance across one of the world’s largest financial institutions. Under her leadership, Ms. Katziff and the Corporate Audit and Credit Review organization of Bank of America were recognized for using innovation, automation, AI and other technologies to manage risk and develop best-in-class control environments in support of the company’s responsible growth strategy. Internally, Ms. Katziff was a member of key governance committees and led initiatives to engage and serve communities, clients and employees.

“Christine brings exactly the kind of seasoned, global leadership that will strengthen our Board as we scale,” said Mike Massaro, CEO of Flywire. “Her career sits at the intersection of financial rigor, digital transformation, AI, and disciplined growth, which are critical to how Flywire operates and how we serve our clients. We are confident her leadership and deep expertise will be a tremendous asset as we continue to expand our reach and goal of delivering exceptional value to clients around the world.”

Beyond her executive career, Ms. Katziff is active in governance and community leadership. She currently serves as chair of the board of directors of Novant Health, a Southeast regional healthcare system, and chairs the finance and facilities committee of the board of trustees at Bryant University. Her advocacy for wellness, mental health, and higher education has spanned board service at UNC Charlotte, Central Piedmont Community College, and the American Heart Association’s national Go Red for Women Leadership Council. Ms. Katziff holds a B.S. in business administration from Bryant University and an MBA from the University of Hartford.

“Flywire is an exceptional organization, unique in its ability to deliver complex, high-value payments across highly regulated industries at scale,” said Ms. Katziff. “Flywire has delivered rigorous oversight, strong controls, and disciplined growth that I’ve spent my career focused on, and I’m looking forward to contributing to their next phase of growth.”

About Flywire

Flywire is a global payments enablement and software company. We combine our proprietary global payments network, next-gen payments platform and vertical-specific software to deliver the most important and complex payments for our clients and their customers.

Flywire leverages its vertical-specific software and payments technology to deeply embed within the existing A/R workflows for its clients across the education, healthcare, and travel vertical markets, as well as in key B2B industries. Flywire also integrates with leading ERP systems, such as NetSuite, so organizations can optimize the payment experience for their customers while eliminating operational challenges.

Flywire supports approximately 5,000** clients with diverse payment methods in more than 140 currencies across more than 240 countries and territories around the world. Flywire is headquartered in Boston, MA, USA, with global offices. For more information, visit www.flywire.com. Follow Flywire on X (formerly known as Twitter), LinkedIn and Facebook.

**	Excludes clients from Flywire’s Invoiced and Sertifi acquisitions

Safe Harbor Statement

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding Flywire’s business strategy, expectations and plans, market growth and trends. Flywire intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terms such as, but not limited to, “believe,” “may,” “will,” “potentially,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “project,” “target,” “plan,” “expect,” or the negative of these terms, and similar expressions intended to identify forward-looking statements. Such forward-looking statements are based upon current expectations that involve risks, changes in circumstances, assumptions, and uncertainties. Important factors that could cause actual results to differ materially from those reflected in Flywire’s forward-looking statements include, among others, the factors that are described in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Flywire’s Annual Report on Form 10-K for the year ended December 31, 2025, which is on file with the Securities and Exchange Commission (SEC) and available on the SEC’s website at https://www.sec.gov/. The information in this release is provided only as of the date of this release, and Flywire undertakes no obligation to update any forward-looking statements contained in this release on account of new information, future events, or otherwise, except as required by law.

Contacts

Media:

Sarah King

Media@Flywire.com

Investor Relations:

Masha Kahn

ir@flywire.com